Exhibit 4.2

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of October 2, 2018, among Taylor Morrison Communities, Inc., a Delaware corporation (the “Qualified Successor”), certain subsidiaries listed on Schedule 1 hereto, each a subsidiary of the Qualified Successor (each, a “Guaranteeing Subsidiary”), AV Homes, Inc., a Delaware corporation (the “Company” or “AV Homes”), certain subsidiaries of the Company listed on Schedule 2 hereto (the “Existing Subsidiary Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (as supplemented by the First Supplemental Indenture, dated as of January 11, 2018, between AVH DFW, LLC, an Arizona Limited Liability Company and the Trustee, the “Indenture”), dated as of May 18, 2017, providing for the issuance of an unlimited aggregate principal amount of 6.625% Senior Notes due 2022 (the “Notes”);

WHEREAS, pursuant to the terms of the Indenture, as a condition to the occurrence of a Covenant Replacement Event, the Qualified Successor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Qualified Successor shall assume all of the obligations of the Company under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture;

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01(a) of the Indenture, the Trustee is authorized and hereby directed to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to be Bound. The Qualified Successor hereby expressly assumes the Company’s Obligations for the due and punctual payment of principal, premium, if any, and interest (including Additional Interest, if any) on the Notes issued pursuant to the Indenture and all other Obligations under the Indenture, the Notes and the Registration Rights Agreement. The Qualified Successor hereby becomes a party to the Indenture and the Registration Rights Agreement as the Company and as such shall have all of the rights and be subject to all of the obligations and agreements of the Company under the Indenture and the Registration Rights Agreement. The Qualified Successor agrees to be bound by all of the provisions of the Indenture, the Notes and the Registration Rights Agreement applicable to the Company and to perform all of the obligations and agreements of the Company under the Indenture, the Notes and the Registration Rights Agreement.

3. Release. AV Homes hereby is released from all of the obligations of the Company, and relinquishes all of the rights of the Company, that are assumed or acquired by the Qualified Successor pursuant to this Supplemental Indenture.

4. Guarantors. Each Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article 10 thereof. Each Existing Subsidiary Guarantor hereby confirms that its obligations under the Registration Rights Agreement continue to be in effect.

5. Merger. Each Subsidiary Guarantor hereby confirms that its Subsidiary Guarantee shall apply to the Qualified Successor’s Obligations under the Indenture and the Notes.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Waiver of Jury Trial. EACH OF THE QUALIFIED SUCCESSOR, THE GUARANTEEING SUBSIDIARIES, THE EXISTING SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

10. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

TAYLOR MORRISON COMMUNITIES, INC.

By:	/s/ Darrell C. Sherman
Name: Darrell C. Sherman
Title: Executive Vice President, Chief Legal Officer and Secretary

ATPD, LLC
DARLING HOMES OF TEXAS, LLC
DFP TEXAS (GP), LLC
TAYLOR MORRISON AT CRYSTAL FALLS, LLC
TAYLOR MORRISON ESPLANADE NAPLES, LLC
TAYLOR MORRISON FINANCE, INC.
TAYLOR MORRISON HOLDINGS OF ARIZONA, INC.
TAYLOR MORRISON MARBLEHEAD HOLDINGS, LLC
TAYLOR MORRISON OF CALIFORNIA, LLC
TAYLOR MORRISON OF CAROLINAS, INC.
TAYLOR MORRISON OF COLORADO, INC.
TAYLOR MORRISON OF FLORIDA, INC.
TAYLOR MORRISON OF GEORGIA, LLC
TAYLOR MORRISON OF ILLINOIS, INC.
TAYLOR MORRISON OF TEXAS, INC.
TAYLOR MORRISON PACIFIC POINT HOLDINGS, LLC
TAYLOR MORRISON SERVICES, INC.
TAYLOR MORRISON TRAMONTO HOLDINGS, LLC
TAYLOR MORRISON, INC.

Signature Page to Supplemental Indenture – Qualified Successor

TAYLOR MORRISON/ARIZONA, INC.
TAYLOR WOODROW COMMUNITIES AT ARTISAN LAKES, L.L.C.
TAYLOR WOODROW COMMUNITIES – LEAGUE CITY, LTD.
TAYLOR WOODROW COMMUNITIES AT MIRASOL, LTD.
TAYLOR WOODROW COMMUNITIES AT PORTICO, L.L.C.
TAYLOR WOODROW COMMUNITIES AT ST. JOHNS FOREST, L.L.C.
TAYLOR WOODROW HOMES – CENTRAL FLORIDA DIVISION, L.L.C.
TAYLOR WOODROW HOMES – SOUTHWEST FLORIDA DIVISION, L.L.C.
TM CALIFORNIA SERVICES, INC.
TM HOMES OF ARIZONA, INC.
TM OYSTER HARBOR, LLC
TW ACQUISITIONS, INC.
TWC/FALCONHEAD WEST, L.L.C.
TWC/MIRASOL, INC.
TWC/STEINER RANCH, LLC
TM RIDGE GP, LLC
TM RIDGE LP, LLC

By:	/s/ Darrell C. Sherman
Name: Darrell C. Sherman
Title: Executive Vice President, Chief Legal Officer and Secretary

Signature Page to Supplemental Indenture – Qualified Successor

AV HOMES, INC.
JCH GROUP, LLC
AVH CAROLINAS, LLC
AVH HOMES OF RALEIGH, LLC
AVH EM, LLC
AV HOMES OF ARIZONA, LLC
AVH DFW, LLC
AVATAR PROPERTIES, INC.
ROYAL OAK HOMES, LLC
VITALIA AT TRADITION, LLC
AVH NORTH FLORIDA, LLC
BONTERRA BUILDERS, LLC

By:	/s/ Darrell C. Sherman
Name: Darrell C. Sherman
Title: Executive Vice President, Chief Legal Officer and Secretary

Signature Page to Supplemental Indenture – Qualified Successor

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

Signature Page to Supplemental Indenture – Qualified Successor

Schedule 1

Guaranteeing Subsidiaries

Name	Jurisdiction
ATPD, LLC	Arizona
AV Homes, Inc.	Delaware
Darling Homes of Texas, LLC	Texas
DFP Texas (GP), LLC	Texas
Taylor Morrison, Inc.	Delaware
Taylor Morrison at Crystal Falls, LLC	Texas
Taylor Morrison Holdings of Arizona, Inc.	Arizona
Taylor Morrison Marblehead Holdings, LLC	Delaware
Taylor Morrison of California, LLC	California
Taylor Morrison of Carolinas, Inc.	North Carolina
Taylor Morrison of Colorado, Inc.	Colorado
Taylor Morrison of Florida, Inc.	Florida
Taylor Morrison of Georgia, LLC	Georgia
Taylor Morrison of Illinois, Inc.	Illinois
Taylor Morrison of Texas, Inc.	Texas
Taylor Morrison Pacific Point Holdings, LLC	Delaware
Taylor Morrison Services, Inc.	Delaware
Taylor Morrison Tramonto Holdings, LLC	Delaware
Taylor Morrison/Arizona, Inc.	Arizona
Taylor Woodrow Communities – League City, Ltd.	Texas
Taylor Woodrow Communities At Mirasol, Ltd.	Florida
Taylor Woodrow Communities At Portico, L.L.C.	Florida
Taylor Woodrow Communities At St. Johns Forest, L.L.C.	Florida
Taylor Woodrow Homes – Central Florida Division, L.L.C.	Florida
Taylor Woodrow Homes – Southwest Florida Division, L.L.C.	Florida
Taylor Woodrow Communities at Artisan Lakes, L.L.C.	Florida
TM California Services, Inc.	Delaware
TM Homes of Arizona, Inc.	Arizona

Name	Jurisdiction
TW Acquisitions, Inc.	Florida
TWC/Falconhead West, L.L.C.	Texas
TWC/Mirasol, Inc.	Florida
TWC/Steiner Ranch, LLC	Texas
TM Oyster Harbor, LLC	Florida
Taylor Morrison Esplanade Naples, LLC	Florida
TM Ridge GP, LLC	Texas
TM Ridge LP, LLC	Texas

Schedule 2

Existing Subsidiary Guarantors

Name	Jurisdiction
Avatar Properties Inc.	Florida
Royal Oak Homes, LLC	Florida
Bonterra Builders, LLC	North Carolina
JCH Group, LLC	Delaware
Vitalia at Tradition, LLC	Florida
AVH North Florida, LLC	Florida
AVH Carolinas, LLC	Arizona
AVH DFW, LLC	Arizona
AV Homes of Raleigh, LLC	Arizona
AVH EM, LLC	Arizona
AV Homes of Arizona, LLC	Arizona